SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                 August 27, 2001
                                 Date of Report
                        (Date of earliest event reported)

                             OBIE MEDIA CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Oregon                   000-21623                    93-0966515
------------------------     ---------------------     -------------------------
(State of Incorporation)     (Commission File No.)     (IRS Employer Ident. No.)

                   4211 West 11th Avenue, Eugene, Oregon 97402
                   -------------------------------------------
                    (Address of principal executive offices)

                                 (541) 686-8400
                         -------------------------------
                         (Registrant's telephone number)

Item 4. Change in Registrant's Certifying Accountant

Effective August 27, 2001, the Registrant dismissed Arthur Andersen LLP, as its independent accountants, and engaged PricewaterhouseCoopers LLP as its new independent accountants. The decision to change independent accountants in connection with the Registrant's third-quarter review was approved by the Registrant's Board of Directors on July 9, 2001. No consultation regarding accounting policy or procedures with the new auditors occurred prior to their engagement. The purpose of the change of independent accountants was to consolidate the tax and audit functions with a single firm.

In connection with Arthur Andersen LLP's audit for the fiscal years for the periods from December 1, 1998 to November 30, 1999, and December 1, 1999 to November 30, 2000:

         (a) the reports of Arthur Andersen LLP did not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; and

         (b) there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in with their reports.

In connection with this filing also included is a letter from Arthur Anderson LLP stating that they agree with the disclosure set forth above.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OBIE MEDIA CORPORATION


By/s/ Gary F. Livesay
----------------------------------------
Gary F. Livesay, Chief Financial Officer

Dated:   August 27, 2001


EXHIBIT INDEX

Exhibit
16.1     Letter regarding change in certifying accountant